Exhibit 23

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated February 26, 2020, as Exhibit 23 to the PrimeEnergy Resources Corporation annual report on Form 10-K for the year ended December 31, 2019 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

Denver, Colorado

May 5, 2020

1100 LOUISIANA, SUITE 4600 SUITE 800, 350 7TH AVENUE, S.W.	HOUSTON, TEXAS 77002-5294 CALGARY, ALBERTA T2P 3N9	TEL (713) 651-9191 TEL (403) 262-2799	FAX (713) 651-0849 FAX (403) 262-2790